UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

NEXTNRG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	83-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407 Lincoln Rd. #9F, Miami Beach, Florida 33139

(Address of principal executive offices, including Zip Code)

(305) 791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NXXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2026, NextNRG Inc. (the “Company”) entered into a Standard Merchant Cash Advance Agreement (the “Avanza MCA”) with Avanza Capital Holdings, LLC (“Avanza”). Pursuant to the terms of the Avanza MCA, the Company sold to Avanza $1,499,900 of the Company’s future accounts, contract rights, and other obligations arising from or relating to the payment of monies from the Company’s customers (the “Receivables Purchased Amount”) for a purchase price of $1,000,000. The net funds provided to the Company totaled $940,000, following the deduction of an underwriting and program fee of $60,000.

As consideration, the Company is required to remit to Avanza a specified percentage of 25% of the Company’s daily settlements and receivables until the Receivables Purchased Amount is delivered in full. The Avanza MCA establishes an initial estimated periodic payment of $62,496 to be collected via automated clearing house (“ACH”) debit from a designated depository account every Tuesday, subject to reconciliation protocols based on the Company’s actual volume of receipts. The total amount collected by Avanza toward the Receivables Purchased Amount during any specific month is capped at $268,732, subject to certain conditions and default exclusions. The Company may prepay the outstanding balance of the Receivables Purchased Amount at any time without penalty.

The Company’s obligations under the Avanza MCA are secured by a first priority security interest in all of the Company’s present and future accounts, deposit accounts, accounts receivable, chattel paper, documents, equipment, general intangibles, instruments, inventory, and all proceeds thereof.

The Avanza MCA contains customary representations, warranties, covenants, and events of default. Upon the occurrence of an Event of Default (as defined in the Avanza MCA), Avanza may invoke specified protections, including declaring the full uncollected Receivables Purchased Amount plus all fees immediately due and payable, enforcing its security interest in the collateral, and electing to recover 25% of the unpaid balance as liquidated damages for collection expenses.

In connection with entry into the Avanza MCA, Michael D. Farkas, the Company’s Chief Executive Officer, Chairman of the Board of Directors and a significant stockholder of the Company, personally guaranteed the full and prompt performance of all representations, warranties, and covenants made by the Company under the Avanza MCA.

The foregoing description of the Avanza MCA does not purport to be complete and is qualified in its entirety by reference to the full text of the Avanza MCA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Standard Merchant Cash Advance Agreement, dated as of June 30, 2026 by and between the registrant and Avanza Capital Holdings, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NextNRG, Inc.

Date: July 7, 2026	By:	/s/ Michael D. Farkas
	Name:	Michael D. Farkas
	Title:	Chief Executive Officer